Exhibit 23.2 Consent of Auditor

July 29, 2008

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 pertaining to the Gamma Pharmaceutical Inc.’s 2008 Non-Qualified Attorney’s and Accountant’s Stock Compensation Plan, of our report dated July 7, 2008, with respect to our audit of the financial statements of GAMMA PHARMACEUTICALS INC. included in its Annual Report on Form 10-K for the year ended March 31, 2008, filed with the Securities and Exchange Commission.

/s/ L.L. Bradford & Company, LLC
L.L. Bradford & Company, LLC
Las Vegas, Nevada